REGENT SEVEN SEAS CRUISES REPORTS RESULTS
FOR THIRD QUARTER 2012:
REVENUE GROWTH OF 5.1 PERCENT AND NET INCOME GROWTH OF 7.8 PERCENT

MIAMI, November 8, 2012 - Regent Seven Seas Cruises (Seven Seas Cruises S. DE R.L. or the “Company”) reported financial results today for the third quarter ended September 30, 2012.

•	Revenue reached a record amount of $159.0 million for the third quarter of 2012, an increase of 5.1 percent over the third quarter of 2011.

•
Net Income increased 7.8 percent to $21.0 million in the third quarter of 2012 compared to $19.5 million in the third quarter of 2011 while Adjusted EBITDA improved to $41.1 million in the third quarter of 2012, an increase of 1.3 percent.

•
Net Yield for the third quarter of 2012 was down 5.3 percent driven primarily by additional product costs associated with the increased inclusive product offerings added to our European cruise packages in light of the softer European market.

•	The Company successfully refinanced its existing senior secured credit facility with a new $340 million senior secured credit facility during the third quarter of 2012.

Commenting on the third quarter financial results, the Company's Chairman and CEO, Frank Del Rio, stated, “We are pleased with our third quarter revenue, Adjusted EBITDA and net income improvements over the prior year, given the challenges presented in Europe. Our philosophy of including additional value in our already industry leading all-inclusive product offerings rather than discount cruise fares has once again proven effective."
Other key operating metrics for the third quarter of 2012 compared to the prior year are as follows:

•
Net Cruise Cost per APCD, excluding Fuel and Other expense, increased 3.1 percent for the third quarter primarily driven by a new five year partnership with Wartsila, signed in March 2012, to maintain the engines throughout the fleet.

•
Fuel expense, net of settled fuel hedges, was $9.1 million compared to $8.3 million for the third quarter of 2011. As of September 30, 2012, the Company has hedged approximately 75% of the remaining expected fuel consumption for 2012, 55% of expected fuel consumption for 2013 and 29% of expected fuel consumption for 2014.

•	Other expense was $0.9 million compared to $6.5 million for the third quarter of 2011. The 2012 decrease is due to expenses associated with the Seven Seas Voyager dry-dock in 2011.

•	Adjusted EBITDA was $41.1 million for the third quarter of 2012, compared to $40.6 million for the third quarter of 2011.

About Regent Seven Seas Cruises
Regent Seven Seas Cruises is the world's most inclusive luxury cruise line. Fares include all-suite accommodations, round-trip air, highly personalized service, acclaimed cuisine, fine wines and spirits, sightseeing excursions in every port, a pre-cruise luxury hotel package and gratuities. Three award-winning, all-suite vessels, Seven Seas Mariner, Seven Seas Voyager, and Seven Seas Navigator, are among the most spacious at sea and visit more than 300 destinations around the globe.
About Prestige Cruise Holdings
Prestige Cruise Holdings (PCH) is the parent company of Oceania Cruises and Regent Seven Seas Cruises. PCH manages select assets in Apollo Management's cruise investment portfolio and is led by Chairman & CEO Frank J. Del Rio and President & COO Kunal S. Kamlani. PCH is the market leader in the upper-premium and luxury segments of the cruise industry with over 6,400 berths between the Oceania Cruises and Regent Seven Seas Cruises brands.

Investor Relations Contact	Media Contact
Jason Worth	Susan Robison
Senior Director, Treasury & Investor Relations	Vice President, Corporate Communications
305-514-2245	305-514-3912
jworth@prestigecruiseholdings.com	srobison@prestigecruiseholdings.com

Terminology
Adjusted EBITDA is EBITDA plus certain non-cash or non-recurring expenses and charges as well as the impact of settled fuel hedges.
Available Passenger Cruise Days (“APCD”) is our measurement of capacity and represents double occupancy per cabin multiplied by the number of cruise days for the period.
EBITDA is net income (loss) excluding depreciation and amortization, net interest expense, and income tax benefit (expense).
Gross Cruise Cost represents the sum of total cruise operating expense plus selling and administrative expense.
Gross Yield represents total revenue per APCD.
Net Cruise Cost represents Gross Cruise Cost excluding commissions, transportation and other expense, and onboard and other expense.
Net Per Diem represents Net Revenue divided by Passenger Days Sold.
Net Revenue represents total revenue less commissions, transportation and other expense and onboard and other expense.
Net Yield represents Net Revenue per APCD.
Occupancy is calculated by dividing Passenger Days Sold by APCD.
Passenger Days Sold (“PDS”) represents the number of revenue passengers carried for the period multiplied by the number of days within the period of their respective cruises.
Non-GAAP Financial Measures
We use certain non-GAAP financial measures, such as EBITDA, Adjusted EBITDA, Net Revenue, Net Per Diem, Net Yield, and Net Cruise Cost to enable us to analyze our performance. We utilize these financial measures to manage our business on a day-to-day basis and we believe that they are the most relevant measure of our performance, and some of these measures are commonly used in the cruise industry to measure performance. Our use of non-GAAP financial measures may not be comparable to other companies within our industry.
EBITDA is used by management to measure operating performance of the business. Management believes EBITDA, when considered along with other performance measures, is a useful measure as it reflects certain operating drivers of our business, such as sales growth, operating costs, selling, general and administrative expenses and other operating income and expense. While EBITDA is not a recognized measure under GAAP, management uses this financial measure to evaluate and forecast our business performance. This non-GAAP financial measure has certain material limitations, including:

•
It does not include net interest expense. As we have borrowed money for general corporate purposes, interest expense is a necessary element of our costs and ability to generate profits and cash flows; and

•
It does not include depreciation and amortization expense. As we use capital assets, depreciation and amortization are necessary elements of our costs and ability to generate profits and cash flows. Management compensates for these limitations by using EBITDA, as defined, as only one of several measures for evaluating our business performance. In addition, capital expenditures, which impact depreciation and amortization, net interest expense, and income tax benefit (expense), are reviewed separately by management.

Management believes EBITDA and Adjusted EBITDA can provide a more complete understanding of the underlying operating results and trends of the Company and an enhanced overall understanding of our financial performance and prospects for the future. Adjusted EBITDA is also used as a basis to calculate our adherence to certain debt covenant ratios. Certain covenants in our debt agreement are based on financial ratios that reference Adjusted EBITDA. Such covenants restrict our ability to incur or guarantee additional debt and make certain acquisitions in each case under certain circumstances and subject to various exceptions.
We believe that the inclusion of the supplemental adjustments applied in calculating Adjusted EBITDA for purposes of such ratios is appropriate to provide additional information to investors to assess our ability to take certain actions in the future, such as the incurrence of additional secured indebtedness. You are encouraged to evaluate the adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

EBITDA and Adjusted EBITDA are not defined terms under GAAP. Adjusted EBITDA differs from the term "EBITDA" as it is commonly used. Adjusted EBITDA is not intended to be a measure of liquidity or cash flows from operations or a measure comparable to net income as it does not take into account certain requirements such as capital expenditures and related depreciation, principal and interest payments and tax payments, and it is subject to certain additional adjustments as permitted under our debt agreement. Our use of Adjusted EBITDA may not be comparable to other companies within our industry.

Forward-Looking Statements
This release may contain statements, estimates or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. All statements other than statements of historical facts, without limitation, those regarding our business strategy, financial position, results of operations, plans, prospects and objectives of management for future operations (including development plans and objectives relating to our activities) and are forward-looking. Many, but not all, of these statements can be found by looking for terms like “expect,” “anticipate,” “goal,” “project,” “plan,” “believe,” “seek,” “could,” “will,” “may,” “might,” “forecast,” “estimate,” “intend,” and “future” and for similar words. Forward-looking statements reflect management's current expectations and do not guarantee future performance and may involve risks, uncertainties and other factors which could cause our actual results, performance, or achievements to differ materially from the future results, performance, or achievements expressed or implied in those forward-looking statements. Examples of these risks, uncertainties and other factors include, but are not limited to, our substantial leverage, including the inability to generate the necessary amount of cash to service our existing debt and the incurrence of substantial indebtedness in the future; continued availability under our credit facilities and compliance with our covenants; our ability to incur significantly more debt despite our substantial existing indebtedness; changes in the global credit markets on our ability to borrow and our counterparty credit risks; adverse economic conditions that may affect consumer demand for cruises such as declines in the securities and real estate markets, declines in disposable income and consumer confidence and higher unemployment rates; the risks associated with operating internationally; adverse events impacting the security of travel that may affect consumer demand for cruises; problems encountered at shipyards, as well as any potential claim, impairment, loss, cancellation or breach of contract in connection with any contracts we have with shipyards; emergency ship repairs, mechanical failures or accidents involving our ships and the impact of delays, costs and other factors resulting therefrom as well as scheduled maintenance, repairs and refurbishment of our ships; the total loss of one or more of our vessels as a result of a marine casualty; the impact of the spread of contagious diseases; the impact of weather and natural disasters; changes in interest rates, fuel costs, foreign currency rates or other operating costs; changes in regulations; accidents, criminal behavior and other incidents affecting the health, safety, security and vacation satisfaction of passengers and causing damage to ships, which could cause reputational harm, the modification of itineraries or cancellation of a cruise or series of cruises; intense competition from other cruise companies as well as non-cruise vacation alternatives which may affect our ability to compete effectively; the lack of acceptance of new itineraries, products or services by our targeted passengers; the possibility of environmental liabilities and other damage that is not covered by insurance or that exceeds our insurance coverage; and such other risks and uncertainties detailed in our public filings with the Securities and Exchange Commission, including but not limited to, our risk factors set forth in the fifth amendment to our registration statement on Form S-4 (333-178244) filed with the Securities and Exchange Commission on May 7, 2012. The above examples are not exhaustive. From time to time, new risks emerge and existing risks increase in relative importance to our operations. You should not place undue reliance on forward-looking statements as a prediction of actual results. Such forward-looking statements are based on our beliefs, assumptions, expectations, estimates and projections regarding our present and future business strategies and the environment in which we will operate in the future. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change of events, conditions or circumstances on which any such statement was based. In addition, certain financial measures in this release constitute non-GAAP financial measures as defined by Regulation G. A reconciliation of these items can be found attached hereto and on the Company's web site at www.rssc.com/about/investors.

SEVEN SEAS CRUISES S. DE R.L.
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenue
Passenger ticket	$143,152	$135,939	$371,273	$339,392
Onboard and other	15,861	15,401	39,082	38,568
Total revenue	159,013	151,340	410,355	377,960

Cruise operating expense
Commissions, transportation and other	53,832	47,710	139,567	114,934
Onboard and other	4,852	4,950	10,260	10,202
Payroll, related and food	20,316	18,824	58,337	54,010
Fuel	9,203	9,570	31,751	30,182
Other ship operating	12,249	9,878	32,620	28,825
Other	912	6,525	8,037	12,848
Total cruise operating expense	101,364	97,457	280,572	251,001
Other operating expense
Selling and administrative	17,257	16,334	55,258	54,506
Depreciation and amortization	10,568	9,500	30,111	27,537
Total operating expense	129,189	123,291	365,941	333,044
Operating income	29,824	28,049	44,414	44,916

Non-operating income (expense)
Interest income	135	75	360	138
Interest expense	(9,290)	(7,973)	(25,356)	(23,385)
Other income (expense)	174	(807)	(1,840)	(3,904)
Total non-operating expense	(8,981)	(8,705)	(26,836)	(27,151)
Loss before income taxes	20,843	19,344	17,578	17,765
Income tax benefit (expense)	136	115	(65)	165
Net Income	$20,979	$19,459	$17,513	$17,930

SEVEN SEAS CRUISES S. DE R.L.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	(unaudited)
	September 30, 2012	December 31, 2011

Assets
Current assets
Cash and cash equivalents	$113,973	$68,620
Restricted cash	234	743
Trade and other receivables, net	7,797	8,319
Related party receivables	—	748
Inventories	7,007	5,132
Prepaid expenses	19,070	19,149
Other current assets	3,150	4,165
Total current assets	151,231	106,876
Property and equipment, net	645,210	655,360
Goodwill	404,858	404,858
Intangible assets, net	84,197	86,120
Other long-term assets	33,456	30,576
Total assets	$1,318,952	$1,283,790

Liabilities and Members' Equity
Current liabilities
Trade and other payables	$1,249	$5,752
Related party payables	1,250	—
Accrued expenses	50,800	41,782
Passenger deposits	172,739	159,312
Derivative liabilities	193	112
Current portion of long-term debt	2,970	—
Total current liabilities	229,201	206,958
Long-term debt	519,066	518,500
Other long-term liabilities	7,858	13,694
Total liabilities	756,125	739,152
Commitments and contingencies
Members' equity
Contributed capital	564,041	563,365
Accumulated deficit	(1,214)	(18,727)
Total members' equity	562,827	544,638
Total liabilities and members' equity	$1,318,952	$1,283,790

SEVEN SEAS CRUISES S. DE R.L.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Nine Months Ended
	September 30,
	2012	2011
Cash flows from operating activities
Net income	$17,513	$17,930
Adjustments:
Depreciation and amortization	30,111	27,537
Amortization of deferred financing costs	2,232	2,686
Accretion of debt discount	346	295
Stock-based compensation	676	600
Unrealized (gain) loss on derivative contracts	(1,574)	627
Loss on disposals of property and equipment	303	925
Loss on early extinguishment of debt	4,487	7,502
Other, net	(185)	(126)
Changes in operating assets and liabilities:
Trade and other accounts receivable	1,271	6,360
Prepaid expenses and other current assets	83	(4,091)
Inventories	(1,876)	(3,174)
Accounts payable and accrued expenses	6,450	3,284
Passenger deposits	9,838	15,440
Net cash provided by operating activities	69,675	75,795
Cash flows from investing activities
Purchases of property and equipment	(19,547)	(21,956)
Change in restricted cash	509	(16,652)
Acquisition of intangible assets	—	(4,445)
Net cash used in investing activities	(19,038)	(43,053)
Cash flows from financing activities
Repayment of debt	(293,500)	(180,786)
Net proceeds from the issuance of debt	297,000	225,000
Debt issuance costs	(6,784)	(7,022)
Deferred payment to acquire intangible asset	(2,000)	—
Costs associated with the early extinguishment of debt	(76)	(1,393)
Net cash (used in) provided by financing activities	(5,360)	35,799

Effect of exchange rate changes on cash and cash equivalents	76	(2)
Net increase in cash and cash equivalents	45,353	68,539
Cash and cash equivalents
Beginning of period	68,620	37,258
End of period	$113,973	$105,797

SEVEN SEAS CRUISES S. DE R.L.
NON-GAAP RECONCING INFORMATION (unaudited)

The following table sets forth selected statistical information:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Passenger Days Sold	167,691	158,135	485,665	454,120
APCD	173,880	161,980	509,040	497,070
Occupancy	96.4%	97.6%	95.4%	91.4%

Adjusted EBITDA was calculated as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Net income	$20,979	$19,459	$17,513	$17,930
Interest income	(135)	(75)	(360)	(138)
Interest expense	9,290	7,973	25,356	23,385
Depreciation and amortization	10,568	9,500	30,111	27,537
Income tax (benefit) expense, net	(136)	(115)	65	(165)
Other (income) expense	(174)	807	1,840	3,904
Equity-based compensation/transactions (a)	177	172	676	600
Non-recurring expenses (b)	413	408	839	3,451
Restructuring (c)	71	276	520	680
Fuel hedge gain (d)	75	1,265	1,377	4,046
Loss on disposal (e)	—	925	303	925
ADJUSTED EBITDA	$41,128	$40,595	$78,240	$82,155

(a)	Equity-based compensation/transactions represent stock compensation expense in each period.

(b)
Non-recurring expenses represents the net impact of time out of service as a result of unplanned and non-recurring repairs to vessels; expenses associated with consolidating corporate headquarters; non-recurring professional fees, and other costs associated with raising capital through debt and equity offerings; certain litigation fees; and the fees paid to license the name “Regent” in the first quarter of 2011. In February 2011, we amended the Regent license agreement to perpetually license the “Regent” name; as such we will not incur any future license fees.

(c)	Restructuring charges represents non-recurring expenses associated with personnel changes, lease termination, and other corporate reorganizations to improve efficiencies.

(d)	Fuel hedge gain represents the realized gain on fuel hedges triggered by the settlement of the hedge instrument and is included in other income (expense).

(e)	Loss on disposal represents asset write-offs during vessel dry-dock periods.

SEVEN SEAS CRUISES S. DE R.L.
NON-GAAP RECONCING INFORMATION (unaudited)

Net Per Diem, Gross Yield and Net Yield was calculated as follows (in thousands, except Preliminary Passenger Days Sold, APCD, Net Per Diem and Yield data):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Passenger ticket revenue	$143,152	$135,939	$371,273	$339,392
Onboard and other revenue	15,861	15,401	39,082	38,568
Total revenue	159,013	151,340	410,355	377,960
Less:
Commissions, transportation and other expense	53,832	47,710	139,567	114,934
Onboard and other expense	4,852	4,950	10,260	10,202
Net Revenue	$100,329	$98,680	$260,528	$252,824

Passenger Days Sold	167,691	158,135	485,665	454,120
APCD	173,880	161,980	509,040	497,070
Net Per Diem	$598.30	$624.02	$536.44	$556.73
Gross Yield	914.50	934.31	806.14	760.38
Net Yield	577.00	609.21	511.80	508.63

Gross Cruise Cost and Net Cruise Cost were calculated as follows (in thousands, except APCD and cost per APCD):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Total cruise operating expense	$101,364	$97,457	$280,572	$251,001
Selling and administrative expense	17,257	16,334	55,258	54,506
Gross Cruise Cost	118,621	113,791	335,830	305,507
Less:
Commissions, transportation and other expense	53,832	47,710	139,567	114,934
Onboard and other expense	4,852	4,950	10,260	10,202
Net Cruise Cost	59,937	61,131	186,003	180,371
Less:
Fuel	9,203	9,570	31,751	30,182
Other expense	912	6,525	8,037	12,848
Net Cruise Cost, excluding Fuel and Other	$49,822	$45,036	$146,215	$137,341

APCD	173,880	161,980	509,040	497,070
Gross Cruise Cost per APCD	$682.20	$702.50	$659.73	$614.62
Net Cruise Cost per APCD	344.70	377.40	365.40	362.87
Net Cruise Cost, excluding Fuel and Other, per APCD	286.53	278.03	287.24	276.30